Exhibit 10.2

RESTRICTED STOCK AWARD AGREEMENT

CONTINENTAL RESOURCES, INC.

2022 LONG-TERM INCENTIVE PLAN

EMPLOYEE AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Award Agreement”), is entered into as of [•] (the “Date of Grant”) by and between [•] (the “Participant”) and CONTINENTAL RESOURCES, INC. (the “Company”):

WITNESSETH:

WHEREAS, the Participant is an employee of the Company, and it is important to the Company that the Participant be encouraged to remain in its employ; and

WHEREAS, in recognition of such facts, the Company desires to provide to the Participant an opportunity to acquire shares of the Common Stock of the Company, as hereinafter provided, pursuant to Continental Resources, Inc. 2022 Long-Term Incentive Plan (the “Plan”), a copy of which has been provided to the Participant; and

WHEREAS, any capitalized terms used but not defined herein have the same meanings given them in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the Participant and the Company hereby agree as follows:

Section 1. Grant of Award. The Company hereby grants to the Participant effective as of the Date of Grant specified above, as a matter of separate inducement but not in lieu of any salary or other compensation for the Participant’s services for the Company, an award (the “Award”) of [•] ([•]) shares of Common Stock (the “Restricted Shares”), under and subject to the terms and conditions of this Award Agreement and the Plan, which is incorporated herein by reference and made a part hereof for all purposes.

Section 2. Stock Held by Company; Ownership of Restricted Shares. The Company shall evidence the Restricted Shares in the manner that it deems appropriate. The Company may issue a certificate or certificates registered in the name of the Participant representing the total number of Restricted Shares represented by the Award and retain that certificate or those certificates until the restrictions on the Restricted Shares expire or the Restricted Shares are forfeited as described in this Award Agreement. All Restricted Shares under the Award held by the Company pursuant to this Award Agreement shall constitute issued and outstanding shares of Common Stock of the

Company for all corporate purposes, and the Participant shall be entitled to all the rights of absolute ownership of the Restricted Shares, including the right to vote those shares and the right to receive all cash dividends thereon (subject to vesting restrictions as described in Section 3) provided that the right to receive such dividends shall terminate with respect to shares of Common Stock which are forfeited under this Award Agreement. If shares of Common Stock vest in the Participant in accordance with this Award Agreement, the Company shall, if requested by the Participant, deliver to the Participant a certificate representing such vested shares of Common Stock.

Section 3. Vesting of Award. If the Participant’s employment with the Company, a Subsidiary or an Affiliated Entity remains full-time and continuous at all times prior to any of the vesting dates specified below (the “Vesting Dates”), the restrictions on a number of the Restricted Shares granted pursuant to this Award Agreement will expire and such Restricted Shares will become transferable and nonforfeitable, on or after the applicable Vesting Date, on a cumulative basis, according to the table below:

Number of Shares	Vesting Date
[•]	[•]
[•]	[•]

Dividends, if any, that are payable with respect to the Restricted Shares under this Award Agreement shall be paid without interest to the Participant on the date of vesting of the associated Restricted Shares, and then only with respect to the portion of such dividends as to which the Award was then vested, with the remaining portions of such dividends, if any, to be paid without interest to the Participant on the date the associated Restricted Shares respectively become vested. If the Participant terminates employment prior to the applicable Vesting Date for any reason, the Restricted Shares for which the restrictions have not lapsed as of the date of termination (including any dividends payable thereon) shall be null and void and shall be forfeited to the Company, and neither the Participant nor any other person shall have any interest therein in any manner whatsoever, unless Participant’s vesting in the Award is accelerated pursuant to Section 6.

Section 4. Restrictions; Forfeiture. The Restricted Shares are restricted in that they may not be sold, assigned, transferred, pledged or otherwise alienated or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Restricted Shares contrary to the provisions hereof shall be null and void and without effect. The Restricted Shares are also restricted in the sense that they may be forfeited to the Company. The Participant hereby agrees that if the Restricted Shares are forfeited, as provided in Section 3, the Company shall have the right to deliver the Restricted Shares to the Company’s transfer agent for, at the Company’s election, cancellation or transfer to the Company.

Section 5. Employment. So long as the Participant shall continue to be a full-time and continuous employee of the Company, a Subsidiary or an Affiliated Entity, the Award shall not be affected by any change of duties or position. This Award Agreement shall not be construed as (i) giving Participant the right to continue as a Participant or in the employ or service of the Company or any Affiliate, (ii) interfering in any way with the right of the Company or any Affiliate to terminate Participant’s employment or service relationship at any time, (iii) giving Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and/or employees and/or other service providers or (iv) other than as associated with the rights of a holder of a Restricted Stock Award, conferring on Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of this Award. With respect to the Award, the Company may, in its sole discretion, determine that if the Participant is on leave of absence for any reason the Participant will be considered to still be in the employ of, or providing services for, the Company (and, hence, as a result of such leave of absence, Restricted Shares for which the restrictions have not lapsed as of the date the leave of absence began will not be automatically forfeited to the Company while the Participant remains on leave of absence), provided that rights to the Restricted Shares during a leave of absence will be limited to only those rights actually earned or vested when the leave of absence began, meaning that no restrictions on any Restricted Shares granted pursuant to this Award will expire and no Restricted Shares will become transferable and nonforfeitable during any leave of absence, even if a Vesting Date would otherwise occur during such leave of absence, and upon the Participant’s return from leave of absence, the Company, in its sole discretion, may adjust the vesting schedule in Section 3 hereof to account for such leave of absence.

Section 6. Acceleration of Award Upon Change in Control. Upon the occurrence of a Change in Control, as defined in the Plan, the Award shall become 100% vested and restrictions on all of the Restricted Shares granted pursuant to this Award will expire and such Restricted Shares will become transferable and nonforfeitable.

Section 7. Delivery of Stock. Promptly following the expiration of the restrictions on the Restricted Shares as contemplated in Section 3 or Section 6 of this Award Agreement, the Company shall cause to be issued and delivered to the Participant or the Participant’s designee a certificate or other evidence of the number of Restricted Shares as to which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions, upon receipt by the Company of any tax withholding as may be requested pursuant to Section 9. The value of such Restricted Shares shall not bear any interest owing to the passage of time.

Section 8. Securities Law Restrictions. Notwithstanding any provision of this Award Agreement to the contrary, the Award shall be vested and Common Stock (including the Restricted Shares) issued only upon compliance with the Securities Act of 1933, as amended (the “Securities Act”), and any other applicable securities law, or pursuant to an exemption therefrom, and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed. No Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, Common Stock will not be issued hereunder unless (i) a registration statement under the Securities Act is at the time of issuance in effect with respect to the shares issued or (ii) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. If deemed necessary by the Company to comply with the Securities Act or any applicable laws or regulations relating to the sale of securities, the Participant, at the time of any issuance hereunder and as a condition imposed by the Company, shall take action to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and shall represent, warrant and agree that the shares of Common Stock subject to the Award are being purchased for investment and not with any present intention to resell the same and without a view to distribution, and the Participant shall, upon the request of the Company, execute and deliver to the Company an agreement to such effect. The Participant acknowledges that any stock certificate representing Common Stock purchased under such circumstances will be issued with a restricted securities legend.

Section 9. Withholding of Taxes. The Company and any Affiliate are authorized to withhold from this Award, or any payment relating to this Award, taxes due or potentially payable in connection with any transaction involving this Award, and to take such other action as the Committee may deem advisable to enable the Company, the Affiliates and Participants to satisfy the payment of withholding taxes and other tax obligations relating to this Award in such amounts as may be determined by the Committee. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Stock (including through delivery of previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 of the Securities exchange Act of 1934 to pay taxes with shares of Stock through net settlement or previously owned shares shall be approved by either a committee made up of solely two or more Qualified Members, as defined in the Plan, or the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned shares, the maximum number of shares of Stock that may be so withheld or surrendered shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee.

Section 10. Notices. All notices or other communications relating to the Plan and this Award Agreement shall be in writing and shall be delivered personally or mailed (U.S. mail) and shall be deemed to be delivered (i) on the date on which actually received by the person to whom it is delivered personally, (ii) three (3) business days following the date on which a properly addressed notice or communication is mailed via regular U.S. mail, or (iii) on the date on which receipt is acknowledged if sent via certified U.S. mail. Any notice by the Company to the Participant shall be sent to the Participant at the then current address as maintained by the Company or such other address as the Participant may advise the Company in writing. Any notice by the Participant to the Company shall be sent to the Secretary of the Company. Any person entitled to notice hereunder may waive such notice in writing.

Section 11. Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.

Section 12. Remedies. The parties to this Award Agreement shall be entitled to recover from each other reasonable attorneys’ fees incurred in connection with the successful enforcement of the terms and provisions of this Award Agreement whether by action to enforce specific performance or for damages for its breach or otherwise.

Section 13. No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Award Agreement or the Restricted Shares granted hereunder.

Section 14. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Common Stock or other property to the Participant, or to the Participant’s legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

Section 15. No Guarantee of Interests. The Board and the Company do not guarantee the Common Stock of the Company from loss or depreciation.

Section 16. Information Confidential. As partial consideration for the granting of the Award hereunder, the Participant hereby agrees to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that the Participant has relating to the terms and conditions of this Award Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant’s spouse and tax and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to the Participant.

Section 17. Successors. This Award Agreement shall be binding upon the Participant, the Participant’s legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

Section 18. Severability. If any provision of this Award Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Award Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

Section 19. Company Action. Any action required of the Company shall be by resolution of the Board or Committee or by a person or entity properly authorized to act by resolution of the Board or Committee.

Section 20. Headings. The titles and headings of sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

Section 21. Governing Law. All questions arising with respect to the provisions of this Award Agreement shall be determined by application of the laws of Oklahoma, without giving any effect to any conflict of law provisions thereof, except to the extent Oklahoma state law is preempted by federal law. The obligation of the Company to sell and deliver Common Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Common Stock.

Section 22. Consent to Jurisdiction and Venue. The Participant hereby consents and agrees that state courts located in Oklahoma County, Oklahoma and the United States District Court for the Western District of Oklahoma each shall have personal jurisdiction and proper venue with respect to any dispute between the Participant and the Company arising in connection with the Award or this Award Agreement. In any dispute with the Company, the Participant will not raise, and the Participant hereby expressly waives, any objection or defense to any such jurisdiction as an inconvenient forum.

Section 23. Amendment. This Award Agreement may be amended by the Board or by the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Award, or (ii) other than in these circumstances described in subparagraph (i) or provided in the Plan, with the Participant’s consent.

Section 24. Acknowledgements. The Participant acknowledges and agrees that (i) the Participant is not relying upon any determination by the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) of the Fair Market Value of the Common Stock on the Date of Grant, (ii) the Participant is not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with the Participant’s execution of this Award Agreement and the Participant’s receipt, holding and vesting of the Restricted Shares, and (iii) in deciding to enter into this Award Agreement, the Participant is relying on the Participant’s own judgment and the judgment of the professionals of the Participant’s choice with whom the Participant has consulted. The Participant hereby releases, acquits, and forever discharges the Company Parties from all actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with the Participant’s execution of this Award Agreement and the Participant’s receipt or holding of the Restricted Shares. The Participant further understands and acknowledges that the Participant should consult with a tax advisor regarding the advisability of filing with the Internal Revenue Service an election under section 83(b) of the Code with respect to the Restricted Shares for which the restrictions have not lapsed. This election must be filed no later than thirty (30) days after the Date of Grant set forth in this Award Agreement. This time period cannot be extended. The Participant acknowledges (a) that the Participant has been advised to consult with a tax advisor regarding the tax consequences of this award of the Restricted Shares and (b) that timely filing of a section 83(b) election is the Participant’s sole responsibility, even if the Participant requests the Company or its representative to file such election on the Participant’s behalf.

Section 25. Clawback. This Award Agreement is subject to any written clawback policies that the Company, with the approval of the Board, or an authorized committee thereof, may adopt, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to awards. As of the Date of Grant, this Award shall be subject to the Continental Resources, Inc. Clawback Policy, as amended. Any such policy may subject Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Award Agreement as of the Date of Grant.

Continental Resources, Inc., an Oklahoma corporation

By:

“Participant”

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